February 2021 Northern Star Investment Corp. II Powering the Digital Finance Transformation Exhibit 99.2

Basis of Presentation This Presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Apex Clearing Holdings LLC (“Apex”) and Northern Star Investment Corp. II (“Northern Star”) and related transactions (the “Potential Business Combination”) and for no other purpose. This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities will be made only pursuant to a definitive Subscription Agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. Northern Star and Apex reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No representations or warranties, express or implied are given in, or in respect of, this Presentation. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Northern Star nor Apex has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with Northern Star, Apex or their respective representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Apex or the Potential Business Combination. Recipients of this Presentation should each make their own evaluation of Apex and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward Looking Statements Certain statements included in this Presentation are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financial performance of Apex and Apex’s operating companies following the Potential Business Combination; (3) changes in the market for Apex’s services, and expansion plans and opportunities; (4) anticipated client retention; (5) the sources and uses of cash of the Potential Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the Potential Business Combination; and (7) expectations related to the terms and timing of the Potential Business Combination. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Apex’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Apex. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political, regulatory, and legal conditions; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required stockholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination is not obtained; failure to realize the anticipated benefits of the Potential Business Combination; risks relating to the uncertainty of the projected financial information with respect to the Apex; Apex’s ability to successfully expand and/or retain its product and service offerings; competition; the uncertain effects of the COVID-19 pandemic; and those factors discussed in documents of Northern Star filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Northern Star nor Apex presently know or that Northern Star and Apex currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Northern Star’s and Apex’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Northern Star and Apex anticipate that subsequent events and developments will cause Northern Star’s and Apex’s assessments to change. However, while Northern Star and Apex may elect to update these forward-looking statements at some point in the future, Northern Star and Apex specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Northern Star’s and Apex’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Use of Data The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Northern Star and Apex assume no obligation to update the information in this Presentation. Disclaimer (1/3) 1

Disclaimer (2/3) Trademarks Northern Star and Apex own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Northern Star or Apex, or an endorsement or sponsorship by or of Northern Star or Apex. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Northern Star or Apex will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights. Use of Projections This Presentation contains projected financial information with respect to Apex, namely operating revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2021-2023. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The projections, estimates and targets in this Presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Northern Star’s and Apex’s control. See “Forward-Looking Statements” above. While all projections, estimates and targets are necessarily speculative, Northern Star and Apex believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets. The inclusion of projections, estimates and targets in this Presentation should not be regarded as an indication that Northern Star and Apex, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Neither the independent auditors of Northern Star nor the independent registered public accounting firm of Apex has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. Financial Information; Non-GAAP Financial Measures The Apex financial information and data for the fiscal years ended December 31, 2019 and 2020 included herein are unaudited. Apex is currently in the process of completing its audit and uplifting its financials to comply with public company (PCAOB) auditing standards and SEC requirements (including Regulation S-X). Accordingly, all such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement or registration statement or prospectus to be filed by Northern Star or Apex with the SEC Some of the financial information and data contained in this Presentation, such as operating revenue, Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of the projected non-GAAP financial measures has not been provided and is unable to be provided without unreasonable effort because certain items excluded from these non-GAAP financial measures such as charges related to stock-based compensation expenses and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. Northern Star and Apex believe these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Apex’s financial condition and results of operations. Apex’s management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. Northern Star and Apex believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Apex’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Northern Star does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Apex’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. See the footnotes on the slides where these measures are discussed and the Appendix for definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures. 2

Important Information for Investors and Stockholders In connection with the Potential Business Combination, Northern Star will file a registration statement on Form S-4, including a proxy statement and prospectus, with the SEC. Additionally, Northern Star will file other relevant materials with the SEC in connection with the Potential Business Combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov or by directing a written request to Northern Star Investment Corp. II, c/o Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174. Security holders of Northern Star are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the Potential Business Combination because they will contain important information about the Potential Business Combination and the parties thereto. Participants in the Solicitation Northern Star and Apex and their respective directors, managers and executive officers, under SEC rules, may be deemed participants in the solicitation of proxies of Northern Star’s stockholders in connection with the Potential Business Combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Northern Star’s executive officers and directors in the solicitation by reading Northern Star’s filings with the SEC, including its final prospectus dated January 25, 2021 filed with the SEC on January 27, 2021. Information concerning the interests of persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Northern Star’s stockholders in connection with the Potential Business Combination will be set forth in the registration statement for the Potential Business Combination that Northern Star intends to file with the SEC, which will include a proxy statement and prospectus. Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. This Presentation is not a substitute for the registration statement or for any other document that Northern Star may file with the SEC in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by Northern Star through the website maintained by the SEC at http://www.sec.gov. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. Disclaimer (3/3) 3

Transaction Parties Apex Clearing Holdings LLC, a Delaware limited liability company, parent of Apex Clearing Corporation Northern Star Investment Corp. II, a Delaware corporation (“NSTB” or “SPAC”) Transaction Summary NSTB is a publicly listed special purpose acquisition company with $400mm in cash to be deployed PIPE size of $450mm Listing / Ticker Pro forma Company expected to trade on NYSE as “APX” Valuation Pro forma enterprise value of $4.7bn Attractive valuation when compared to publicly-traded peers Ownership 100% existing shareholder rollover Pro forma ownership of 83% existing Apex shareholders; 8% PIPE investors; 7% SPAC public investors and 2% SPAC founder shares(1) Excludes future dilutive impact of anticipated option pool and assumes no exercise of outstanding warrants and no redemptions by SPAC public investors Transaction Overview (1) See slide 6 for key assumptions and additional details. 4

William Capuzzi CEO, Apex Tricia Rothschild President, Apex Chris Springer CFO, Apex Bill Brennan CAO, Apex Joanna Coles Chairwoman & CEO, Northern Star II Jonathan J. Ledecky President & COO, Northern Star II Jenny Just Founder and Managing Partner, PEAK6 Matt Hulsizer Founder and Managing Partner, PEAK6 Introduction to Apex and Northern Star II 5

Source: NSTB Prospectus, filed January 27, 2021. Notes: Excludes any impact from the management equity plan. Assumes new shares are issued at $10.00 per share and no exercise of out-of-the-money NSTB warrants. Assumes no redemptions by SPAC public investors. Actual results in connection with the merger may differ. Excludes future dilutive impact of up to $120mm of convertible debt and anticipated option pool up to 10%. Affiliates of a leading alternative investment manager have committed to purchase up to $120 million of Apex convertible notes and are also investors in the PIPE financing. Includes equity issuable to Apex parent upon conversion of debt. “Cash on Balance Sheet” is inclusive of existing cash and working capital on balance sheet as of December 2020. “Debt” includes expected issuance of up to $120 million of convertible senior notes. Sources, Uses and Ownership (1) (1) (1) (2) (2) 6

Vision Purpose Mission The trusted technology that drives modernization in the financial services industry Fast and secure digital custody and clearing Investing made easy The FinTech for FinTechs is powered by Apex 7

CAGR: 33% CAGR: 35% (millions) Outstanding Momentum and Performance Clients Customer Accounts $14 billion New Assets YTD, increasing total to $92 billion Note: YTD 2021 data as of February 18, 2021. Data only includes Apex Clearing Corp. and not Apex Pro data. 67 million Trades in Jan 2021. Trades in 2020: 450 million 3.2 million added YTD 8

Investing Done Right Customer Experience Customer Acquisition Instant account opening and funding Trading Modern, paperless experience Streamlined digital asset movements Settle trades and safekeep customer assets Apex Empowers Wide array of asset classes Integrated Crypto solution Fractional trading Direct indexing for retail accounts is powered by Apex Our Clients Handle 9

How We Generate Revenue Fees collected for opening accounts instantly Fees earned on trading, clearing, settlement, and custody Interest generated on client cash and margin loans Fees and rebates for other core clearing, compliance, and regulatory services Interest received for client securities lent 10

Advisory Wealth-Tech Brokerage Turnkey Brokerage Tools Turnkey Advisory Tools Pro Consumer Investing Business expansion for our existing clients equals growth opportunities for Apex Our data insights and experience allow us to partner with our clients and help them grow Trusted Platform for Innovators 11

Democratization of Investing Digital Data Innovation Digitization of Investment Management Convergence of Financial Services Powerful Secular Tailwinds 12

1 Significant and Expanding Addressable Market 2 Track Record of Product Innovation and Risk Management 3 Deep Competitive Moat 4 Robust Financial Model Investment Highlights

Significant and Expanding Addressable Market

1

Generational Wealth Shift

Wealth ($tn)



$5.0
$28.6
$59.4
$18.8
Age 24 - 39
Age 40 - 55
Age 56 - 74
Age 75+
$107tn

$68 trillion in assets transferring by 2030[3]

Significant Total Addressable Market

~$50 billion
Self-Directed Brokerage[1]

~$6 billion
Data Aggregation[2]

~$43 billion
Traditional Advisory[1]

~$1 billion
Digital Advice[1]

Multiple addressable markets for Apex disruption

Source: Management estimates, Tiburon, Cerulli, Company filings.
(1) Derived from Tiburon data and yield on assets based on Apex historical estimates.
(2) Per Envestnet 2020-2021 Winter Presentation, Data & Analytics segment TAM.
(3) Per US Federal Reserve, Distribution of Household Wealth in the U.S. since 1989.

13

2

Record of Innovation and Risk Management



2013:
Launches all-digital account opening & funding experience
2014:
Introduces automated digital ACATs
2015:
Enabled foreign custody on our platform
2016:
Launches API based rebalancing solution
2017:
Originates first ever, real-time payments transaction
2018:
Launches brokerage and crypto trading solution
2019:
Acquires ETC Clearing (Now Apex Pro)
Launches fractional trading
2020:
Enters broader Advisory space
2020:
Launches Apex Extend

Innovative
158
Apex employees are technology and product

Dynamic
64
client facing micro services

Secure
~25
Apex team average years of risk management experience

14

2 $330mm+ traded YTD 2021(1) 1mm+ accounts opened YTD 2021(1) Integrated Crypto Experience Seamless brokerage + crypto solution Fully customizable Trusted custodian holding your assets is powered by Apex BTC ETH BCH LTC (1) The transfer of Apex Crypto LLC to Apex Clearing Holdings LLC is subject to regulatory approvals, which may not be obtained prior to closing of the SPAC merger and there are no assurances that such approvals will ever be obtained. YTD 2021 data as of February 18, 2021. 15

Deep Domain Knowledge and Regulatory Expertise Competitive Moat High Switching Cost Network Effect Cost Structure Advantage High Barriers to Entry 3 Natural Flywheel Accelerates Advantage 16 Lower Cost Structure / Instant Transfer Superior Customer Experience / Higher Engagement Customer Data and Insights Enhanced R&D at Economies of Scale Leading Technology and Products Attracts New Customers to Platform Increase Volume

$173bn Market Capitalization $29bn Market Capitalization $83bn Market Capitalization eCommerce Investing Spend Management Payments 3 Infrastructure Powers Innovation Source:Company SEC filings, FactSet. Market data as of February 19, 2021. 17

% Growth % Margin CAGR: 21% CAGR: 27% 4 Accelerating Growth and Operating Leverage ($ in millions) ($ in millions) Operating Revenue(1) Adj. EBITDA Notes: Pending close of PCAOB Audit. Please refer to appendix for reconciliations of Operating Revenue and Adj. EBITDA, which are both non-GAAP financial measures. See also “Disclaimers – Non-GAAP Financial Measures” for additional information. Operating revenues do not include certain expenses reimbursed by clients. 18

Diversified FinTech(1) Source: Company SEC filings, FactSet. Market data as of February 19, 2021. Represents median of peer set. Multiples below zero deemed non-meaningful. Diversified FinTech peers include BTRS, BILL, QTWO, ADYEN-NL, NCNO, SHOP, COUP. Growth Adj. EBITDA defined as EV / 22E Adj. EBITDA / 20A – 22E Revenue CAGR. 20A – 22E Revenue CAGR 22E Adj. EBITDA Margin EV / 22E Adj. EBITDA 22E Growth Adj. EBITDA Multiple(2) 4 Attractive Initial Valuation Relative to Peers 19

The FinTech for FinTechs

- Infrastructure powering massive $100bn+ estimated TAM
- Innovative and trusted leader with no true peers
- Unique combination of robust +20% expected growth and leading profitability (38% Adj. EBITDA margin)[(1)]

(1) Represents 20A – 22E Operating Revenue CAGR and 2022E Adj. EBITDA margins.

20

Appendix

Note: Pending close of PCAOB Audit. Non-GAAP Reconciliations - Revenue 21

Note: Pending close of PCAOB Audit. Operating revenues & operating expenses do not include certain expenses reimbursed by clients. Non-GAAP Reconciliations - EBITDA 22

Note: Assumes $450mm PIPE. Assumes no redemptions by SPAC public investors. Assumes full conversion of $120mm of convertible debt expected to be on balance sheet at $10.00 per share, inclusive of full $20mm greenshoe. Public Warrants have an exercise price of $11.50 and dilution shown at $18.00. Warrants shown on a net share settled basis. (3) Excludes potential dilutive impact of an options plan expected to be established at closing. The option plan is expected to have vesting of 25% on each of the first four anniversaries of closing, an option strike price for initial grants of no less than $10.00 per share and a pool size of up to 10% of the Company’s diluted shares of which only a portion would be granted at closing. Pro Forma Capitalization 23

Balance Sheet (12/31/20) – unaudited Note: Pending close of PCAOB Audit. 24 Assets ($mm) Cash $244 Cash and securities - segregated under federal regulations 7,536 Securities  -segregated under regulatory purposes 175 Receivable from customers 1,135 Securities borrowed 537 Deposits with clearing organizations 270 Investments in securities, at fair value 250 Receivable from broker-dealers 35 Fixed assets 4 Operating lease right-of-use assets 6 Goodwill 14 Other assets 58 Total Assets $10,263 Liabilities and Stockholders' Equity ($mm) Payable to customers $8,559 Loans Payable 17 Securities loaned 1,239 Payable to broker- dealers 31 Payable to correspondents 26 Payables to affiliates 96 Operating lease right-of-use liability 6 Accrued expenses and other liabilities 62 Total Liabilities $10,035 Total Stockholders' Equity $228 Total Liabilities and Stockholders' Equity $10,263

Macroeconomic Risks Our business and results of operations may be adversely affected by general market conditions or an economic downturn. Legal & Regulatory Risks We are subject to extensive supervision and regulation that could restrict our activities and impose financial requirements or limitations on the conduct of our business and limit our ability to generate income. We are subject to legal claims and litigation, any of which could have a material adverse effect on our business. Legislative and regulatory policies and related actions in connection with payment for order flow, stock loan, customer activity or other revenue sources could have a material adverse effect on our business. We may be subject to more stringent capital requirements in the future. We may become subject to enforcement actions or litigation as a result of our failure to comply with laws and regulations, even in the event noncompliance was inadvertent or unintentional. We are subject to the risk that regulatory or enforcement agencies and/or consumer advocacy groups may assert that our business practices may violate certain rules, laws and regulations, including anti-discrimination statutes. If we do not maintain the capital levels required by our regulators, we may be subject to fines, suspension, revocation of registration or expulsion by regulatory authorities. Risks Related to Our Business Our operational systems and networks have been, and will continue to be, subject to an increasing risk of continually evolving cybersecurity or other technological risks, which could result in a loss of customer business, financial liability, regulatory penalties, damage to our reputation or the disclosure of confidential information. Our results of operations and future prospects depend on our ability to retain existing, and attract new customers. We face intense and increasing competition and, if we do not compete effectively, our competitive positioning and our operating results will be harmed. We rely on third parties and their systems to perform certain back office and books and records functions and to process transactions, and these third parties’ failure to perform these services adequately could materially and adversely affect our business. Our broker-dealer businesses are subject to various risks associated with the securities industry. Our existing correspondents may choose to perform their own clearing services or move their clearing business to one of our competitors or exit the business. We depend on a limited number of clients for a significant portion of our revenues. We rely on our management team and will require additional key personnel to grow our business, and the loss of key management members or key employees, or an inability to hire key personnel, could harm our business. Our business is subject to the risks of natural disasters, power outages, telecommunications failures and similar events, including COVID-19 and additional public health crises, and to interruption by man-made problems such as terrorism, cyberattack, and other actions, which may impact the demand for our products and services. Risk Factors (1/2) 25 Note: Additional risk factors will be included in the S-4 related to the transaction and the list included herein is not complete.

Risks Related to our Business (Cont’d) A failure in our or a customer’s trading or risk systems could lead to significant trading errors for which we would be responsible, and which may exceed our capital. As a private company, we have not endeavored to establish and maintain public-company-quality internal control over financial reporting. If we fail to establish and maintain proper and effective internal control over financial reporting, as a public company, our ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in our financial reporting and the trading price of our common stock may decline. Our provision of sponsored and direct market access could expose us to legal liabilities for trading activity by third parties. Fluctuations in interest rates could negatively affect our results of operations. Our ability to settle transactions often depends on the availability of credit from our intraday and overnight lenders. We are susceptible to fraudulent activity by third parties, especially given our internet-based account opening process, which could lead to reputational damage to our brand and material legal, regulatory and financial exposure. We require substantial capital and, in the future, may require additional capital to pursue our business objectives. If adequate capital is not available to us, including due to the cost and availability of funding in the capital markets, our business, operating results and financial condition may be harmed. Negative publicity regarding us, or financial institutions in general, could damage our reputation and adversely impact our business and results of operations. Cyberattacks and other security breaches could have an adverse effect on our business, harm our reputation and expose us to liability. The contribution of Apex Crypto LLC by PEAK6 to us is subject to regulatory approvals, which may not be obtained prior to our SPAC business combination, and our growth prospects may be adversely affected if such regulatory approvals are delayed or not obtained. We may not be able to protect our intellectual property rights against unauthorized use and infringement by third parties, or our intellectual property rights may terminate. Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations. Our risk management policies and procedures may prove ineffective. Concentration of ownership after the SPAC business combination may depress the trading price of our common stock and/or have the effect of delaying or preventing a change in control. Risk Factors (2/2) 26 Note: Additional risk factors will be included in the S-4 related to the transaction and the list included herein is not complete.